                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                               GIGATRONICS, INC.


                                       I.

     The name of this corporation is GIGATRONICS, INC.

                                      II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The name and address in the State of California of this corporation's initial agent for service of process is:

                         Mr. John Scheck
                         5 Garden Estates Court
                         Alamo, CA 94507


                                       1.

                                      IV.

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 250,000.

     DATED:  March 3, 1980.


                                                    /s/  H. C. NACHTRIEB
                                                ----------------------------
                                                     Harold C. Nachtrieb



     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                    /s/  H. C. NACHTRIEB
                                                ----------------------------


                                       2.

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                               GIGATRONICS, INC.




          John Scheck and Stanley Keller certify that:

          1. They are the President and Secretary, respectively, of GIGATRONICS, INC., a California corporation (the "Corporation").

          2. Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

               "FOURTH: This Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is 1,000,000 and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 250,000. Upon the Amendment of this Article to read as herein above set forth, each outstanding share is converted into or reconstituted as one Common Share."

          3. Article FIFTH is added to the Articles of Incorporation and reads as follows:

               "FIFTH: Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares in each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

               If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution initially fixing the number of shares of such series."

          4. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

          5. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 37,000. The number of shares voting in favor of Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).


                                               /s/ JOHN SCHECK
                                               ---------------------------------
                                               John Scheck, President


                                               /s/ STANLEY KELLER
                                               ---------------------------------
                                               Stanley Keller, Secretary


          The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Pleasant Hill, California on 14th day of January, 1981.


                                               /s/ JOHN SCHECK
                                               ---------------------------------
                                               John Scheck, President


                                               /s/ STANLEY KELLER
                                               ---------------------------------
                                               Stanley Keller, Secretary



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


                          CERTIFICATE OF DETERMINATION
                        OF PREFERENCES OF PREFERRED STOCK
                                  SERIES A OF
                               GIGATRONICS, INC.


      The undersigned, John Scheck and Stanley Keller, do hereby certify:

      1. That said John Scheck is, and at all times herein mentioned was, the duly elected and acting President of GIGATRONICS, INC., a California corporation, and that said Stanley Keller is, and at all times herein mentioned was, the duly elected and acting Secretary of said corporation:

      2. That at a meeting held January 7, 1981, the following resolutions were duly adopted by the Board of Directors of said corporation:

            WHEREAS, Articles Fourth and Fifth of the Articles of Incorporation of this corporation provide for a class of its authorized shares known as Preferred Stock, comprising 250,000 shares of no par value, issuable from time to time in one or more series, and authorize the Board of Directors to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued class, or of a wholly unissued series of any class of shares, or the number of shares constituting any unissued series of any class and the designation of such series, or any of them; and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series; and

            WHEREAS, it is the desire of the Board of Directors of this corporation pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a first series of said Preferred Stock;

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide, pursuant to Article Fifth of the Articles of Incorporation, for the issuance of a first series of Preferred Stock of the Corporation, and it does hereby fix and determine the rights, preferences, restrictions and other matters relating to said series of Preferred Stock as follows:

      I.    TITLE OF SERIES

            The first series of Preferred Stock shall be designated and known as "Preferred Stock, Series A".

     II.    NUMBER OF SHARES

            The number of shares constituting the Preferred Stock, Series A shall be 35,500 shares.

    III.    DIVIDEND RIGHTS

            The holders of the Preferred Stock, Series A shall be entitled to receive, out of funds legally available therefor, dividends at the rate of One Dollar Forty Cents ($1.40) per annum per share, payable in cash quarterly on the fifteenth (15th) day of March, June, September and December in each year, commencing March 15, 1981, when and as declared by the Board of Directors of the Corporation. Such dividends shall not be cumulative; provided, however, that if the Corporation's independent certified public accountant determines, for any fiscal year, that the Corporation had after-tax earnings for such year, legally available for the payment of dividends, dividends will cumulate in an amount equal to the lesser of dividends payable but not declared during such fiscal year and after-tax earnings for such fiscal year. Dividends so cumulative will be paid or set apart for payment, but without interest, before the payment of any dividend on the common stock of the Corporation (the "Common Stock").

            Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of either such holder) of Preferred Stock, Series A as shown on the books of the Corporation, unless such holder specifies another address by written notice to the Corporation. The forwarding of such check shall satisfy all obligations of the Corporation with respect to such dividends, unless such check is not paid upon timely presentation.

     The holders of the Preferred Stock, Series A shall be entitled to dividends as set forth in this Section III and no more. At any time after all dividends on the Preferred Stock, Series A shall have been declared and paid or set apart for payment in accordance with the provisions of this Section III, dividends may be paid on outstanding Common Stock out of any funds legally available therefor.

     IV.  LIQUIDATION RIGHTS

          In the event of any liquidation, dissolution and winding up of the Corporation, whether voluntary or not, the holders of Preferred Stock, Series A shall be entitled to receive an amount per share equal to Twenty Dollars ($20) plus all dividends to which they are entitled before any amount shall be paid to holders of the Common Stock, and shall not be entitled to receive any portion of the remaining assets of the Corporation.

     V.   VOTING RIGHTS

          The holders of the Preferred Stock, Series A shall have one vote for each full share of Common Stock into which their respective shares of Preferred Stock, Series A, are convertible on all matters on which holders of Common Stock are entitled to vote, and, except as expressly provided by law, shall have no other rights to vote with respect to any matter.

     VI.  CONVERSION TO COMMON STOCK

          The Preferred Stock, Series A shall be convertible into Common Stock as follows:

          A. DEFINITIONS. For purposes of this Section VI, the following definitions shall apply:

               (1) "Series A Issuance Date" shall mean the first date on which the Corporation issues any shares of Preferred Stock, Series A.

               (2) "Conversion Price" shall mean the price, determined pursuant to this Section VI, at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock, Series A.

               (3) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section VI.C, causes a redetermination of the Conversion Price.

               (4) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

               (5) "Options" shall mean any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

               (6) "Common Stock Outstanding" shall include all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

               (7) "Distribution" shall have the meaning of the term "distribution to its shareholders" in the California Corporations Code as in effect on the date of this certificate.

          B. RIGHT TO CONVERT; INITIAL CONVERSION PRICE. Each holder of the Preferred Stock. Series A may, at any time, upon surrender of the certificates therefor, convert any or all of his Preferred Stock, Series A into fully paid and non-assessable shares of Common Stock at the Conversion Price, each share of Preferred Stock, Series A being taken at Twenty Dollars ($20) for the purpose of such conversion. The Conversion Price shall initially be Twenty Dollars ($20) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment from time to time in certain instances as herein-after provided. No adjustments with respect to conversion shall be made on account of any dividends that may be cumulated but unpaid on the Preferred Stock, Series A surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such cumulated but unpaid dividends have first been paid to the holders at the time of conversion of the Preferred Stock, Series A.

          Before any holder of Preferred Stock, Series A shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Preferred Stock, Series A, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, Series A, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Preferred Stock, Series A represented by such certificate are converted, a certificate representing the shares of Preferred Stock, Series A not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock, Series A to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders or such Common Stock on such date.

          C. ADJUSTMENTS TO CONVERSION PRICE. Subject to Section VI.C.9, the Conversion Price in effect from time to time shall be subject to adjustment in certain cases as follows:

               1. ISSUANCE OF SECURITIES. In case the Corporation shall at any time after the Series A Issuance Date (i) issue or sell any Common Stock without consideration, or for a consideration per share less than the Current Conversion price, or (ii) pay or make a dividend or other Distribution on the Common Stock (other than in cash out of its retained earnings, in Common Stock, in Convertible Securities, or in Options) then, and thereafter successively upon each such issuance, sale, dividend or other Distribution, the Current Conversion Price shall simultaneously with such issuance, sale, dividend or other Distribution be adjusted to a Conversion Price (calculated to the nearest cent) determined by dividing

                    (a) an amount equal to (i) the total number of shares of Common Stock Outstanding when the Current Conversion Price became effective multiplied by the Current Conversion Price, plus (ii) the aggregate of the amount of all consideration, if any, received by the Corporation for the issuance or sale of Common Stock since the Current Conversion Price became effective, minus (iii) the aggregate amount of all dividends or Distributions on Common Stock (other than in cash out of its retained earnings, in shares of Common Stock, in Convertible Securities or in Options), paid by the Corporation since the Current Conversion Price became effective, by

               (b) the total number of shares of Common Stock Outstanding immediately after such issuance, sale, dividend, or other Distribution,

except that the Current Conversion Price shall not be reduced if the amount of such reduction would be less than fifty cents ($.50), and in no event shall the Conversion Price exceed the Initial Conversion Price.

          For the purposes of this subsection VI.C.1, the following provisions shall also be applicable:

               (i) CASH CONSIDERATION. In case of the issuance or sale of additional Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

               (ii) NON-CASH CONSIDERATION. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section VI, of the consideration other than cash received by the Corporation for such securities.

               (iii) OPTIONS AND CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue or grant any Options or any Convertible Securities, the total minimum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this subsection VI.C.1 and to have been issued for the price per share for which shares of Common Stock are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of subsection VI.C.2, no further adjustment of the Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                    (iv) DIVIDENDS IN COMMON STOCK, OPTIONS, OR CONVERTIBLE
               SECURITIES. In the case of the issuance of additional Common Stock, Options, or Convertible Securities as a dividend or as a Distribution on Common Stock, the aggregate number of shares of Common Stock issued (or deemed issued pursuant to Section VI.C.1(iii)) in payment of such dividend or Distribution shall be deemed to have been issued on the record date for such dividend or Distribution and shall be deemed to have been issued without consideration.

                    (v) OTHER DIVIDENDS. In case of the payment or making of a dividend or other Distribution on Common Stock in property (excluding Common Stock, Convertible Securities and Options, but including all other securities), such dividend or other Distribution shall be deemed to have been paid or made on the record date for such dividend or other Distribution and in the amount of such dividend or other Distribution in property on such record date, as determined by the Board of Directors of the Corporation.

                    (vi) RECLASSIFICATION. The reclassification of securities
               other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for the determination of shareholders entitled to receive such Common Stock.

                    (vii) RECORD DATE. In the event that there shall be no
               record date for the determination of shareholders entitled to any dividend or Distribution declared by the Corporation, the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination shall be deemed to be the record date for the determination of shareholders entitled to such dividend or Distribution.

               2. CHANGE IN OPTION PRICE OR CONVERSION RATE. In the event that the purchase price provided for in any Option referred to in subsection VI.C.1(iii), or the rate at which any Convertible Securities referred to in subsection VI.C.1(iii) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. In the event that the purchase price provided for in any such Option referred to in subsection VI.C.1(iii), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection VI.C.1(iii), or the rate at which any Convertible Securities referred to in subsection VI.C.1(iii) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid.

               3. TERMINATION OF OPTION OR CONVERSION RIGHTS. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price shall, upon such termination, be changed to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

               4. STOCK SPLITS. In the event the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Current Conversion Price shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares of Common Stock, the Current Conversion Price shall, simultaneously with the effectiveness of such combination, be proportionately increased. For the purposes of subsections VI.C.1 and VI.C.4, a distribution of Common Stock to holders of Common Stock in which the number of shares distributed is 25 percent (25%) or more of the number of shares of Common Stock upon which the distribution is to be made shall be deemed to be a subdivision of Common Stock, and a distribution of a lesser number of shares of Common Stock shall be deemed to be a stock dividend.

               5. SUCCESSIVE CHANGES. The above provisions of this Section VI shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Series A Issuance Date.

               6. MERGER; SALE OF CORPORATION. Subject to Section IV, in the event, after the Series A Issuance Date, of any consolidation of the Corporation with, or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), or in case of any sale or transfer to another corporation of all or substantially all of the assets of the Corporation, each share of Preferred Stock, Series A shall be treated for all purposes as if it had been converted into Common Stock on the earlier of (i) the record date, if any, for voting by holders of Common Stock on such event and (ii) the date of such event.

               7. OTHER EVENTS ALTERING CONVERSION PRICE. Upon the occurrence of any event not specifically denominated in this Section VI as altering the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation requires, on equitable principles, the alteration of the Conversion Price, the Conversion Price will be equitably altered.

               8. MISCELLANEOUS CONVERSION PRICE MATTERS. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock, Series A, and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock. No fractions of Common Stock shall be issued upon the conversion of Preferred Stock, Series A, and in lieu thereof the Corporation shall pay the holder an amount in cash equal to the fair market value of such fractional interest as determined by the Board of Directors of the Corporation in the exercise of its good faith business judgment.

               9. EXCLUDED EVENTS. Notwithstanding anything in this Section VI to the contrary, the Conversion Price shall not be adjusted by virtue of the issuance or sale of an aggregate of not more than 20,000 shares of Common Stock to employees of the Corporation at a price which is less than the Conversion Price at the time of such issuance or sale (all as determined in accordance with this Section VI).

          D. MANDATORY CONVERSION. At any time on or after the earlier of (a) the date on which any Common Stock is sold to the public by the Corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933 at a per share public offering price of not less than twice the Conversion Price (as defined in Section VI.A(2) hereof) then in effect, or (b) the expiration of three (3) years after the Series A Issuance Date (as defined in Section VI.A.(3), then, in either case, the Corporation, may, at its election, cause all or any portion of the Preferred Stock, Series A to be converted at the Conversion Price then in effect.

            The Corporation shall give notice of its election to cause conversion under this Section VI.D by mail, postage prepaid, at least 15 days prior to the date specified for conversion, to each holder of record of the Preferred Stock, Series A at the address of such holder as the same shall appear on the books of the Corporation, which notice shall specify said conversion date, the Conversion Price, the number of shares of Common Stock to be issued upon such conversion, the amount of the cash adjustment to be paid in respect of a fractional share of Common Stock and the amount of any dividend cumulated and unpaid prior to such conversion date. On and after said conversion date, notwithstanding that any certificate for the Preferred Stock, Series A shall not have been surrendered for conversion, the shares of Preferred Stock, Series A evidently thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends cumulated but unpaid on such Preferred Stock, Series A prior to such conversion date.

    VII.    WARRANT.

            Subject to the terms and conditions hereinafter set forth, each holder of Preferred Stock, Series A, is hereby granted the right (a "Warrant"), to purchase, upon (but only upon and in no event after) conversion into Common Stock of the shares of Preferred Stock, Series A to which such Warrant relates, one share of Common Stock for each five shares of Preferred Stock, Series A, held, at a price ("Exercise Price") of Twenty Dollars ($20.00) per share of Common Stock.

            The Warrants are exercisable at the office of the Corporation, or such other office or agency as the Corporation may from time to time designate, upon surrender of the certificate or the holder's Preferred Stock, Series A for conversion into shares of Common Stock and payment of the Exercise Price for the shares of Common Stock to be purchased on such exercise, in United States currency, either in cash, or by certified or official bank check payable to the order of the Corporation.

            A Warrant may be exercised only in full, only upon conversion of all Preferred Stock, Series A held by the holder making such exercise, and only upon exercise of all Warrants relating to such holder's shares of Preferred Stock, Series A.

            Shares of Common Stock sufficient to provide for the exercise of the Warrants shall at all times be reserved by the Corporation for issuance upon exercise. All shares of Common Stock issuable upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

   VIII.    CERTAIN TAXES.

            The Corporation shall pay any and all issuance and other taxes (excluding any federal or state income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Preferred Stock, Series A, or on exercise of any Warrant. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock, Series A to which such issuance relates were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or it is established to the satisfaction of the Corporation that such tax has been paid.

            RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination of Preferences in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.



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

          3. That the authorized number of shares of Preferred Stock of said corporation is 250,000 and that no such Preferred Stock has been issued.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 14th day of January, 1981.


                                   /s/ JOHN SCHECK
                                   --------------------------------
                                   John Scheck, President


                                   /s/ STANLEY KELLER
                                   --------------------------------
                                   Stanley Keller, Secretary


          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct.

          Executed at Pleasant Hill, California, on January 14, 1981.


                                   /s/ JOHN SCHECK
                                   --------------------------------
                                   John Scheck


                                   /s/ STANLEY KELLER
                                   --------------------------------
                                   Stanley Keller



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

                          CERTIFICATE OF CORRECTION OF
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                        OF PREFERRED STOCK, SERIES A OF
                               GIGATRONICS, INC.


          The undersigned, John Scheck and Stanley Keller, do hereby certify:

          1. That said John Scheck is, and at all times herein mentioned was, the duly elected and acting President of GIGATRONICS, INC., a California corporation, and that said Stanley Keller is, and at all times herein mentioned was, the duly elected and acting Secretary of said corporation:

          2. That on January 15, 1981, the Corporation filed with the Secretary of State a Certificate of Determination of Preferences of Preferred Stock, Series A which contained an inadvertent error.

          3. That clause VI.C.1(i) of such Certificate, as corrected, reads as follows:

          "(i) issue or sell any Common Stock without consideration, or for a consideration per share other than the Current Conversion price, or"

          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 26th day of January, 1981.


                                   /s/ JOHN SCHECK
                                   --------------------------------
                                   John Scheck, President



                                   /s/ STANLEY KELLER
                                   --------------------------------
                                   Stanley Keller, Secretary

          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate or Determination are true and correct.

          Executed at Pleasant Hill, California, on January 26, 1981.


                                   /s/ JOHN SCHECK
                                   --------------------------------
                                   John Scheck


                                   /s/ STANLEY KELLER
                                   --------------------------------
                                   Stanley Keller

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF DETERMINATION OF
                        PREFERENCES OF PREFERRED STOCK,
                         SERIES A OF GIGATRONICS, INC.

     JOHN SCHECK and STANLEY KELLER certify that:

     1. They are the President and the Secretary, respectively, of GIGATRONICS, INC., a California corporation.

     2. On January 15, 1981, the Corporation filed with the Secretary of State a Certificate of Determination of Preferences of Preferred Stock, Series A, as amended by an amendment thereto filed on January 27, 1981 (the "Certificate").

     3. Clause VII of the Certificate is amended to read in its entirety as follows:

     "VII. WARRANT.

     Subject to the terms and conditions hereinafter set forth, each holder of Preferred Stock, Series A, is hereby granted the right (a "Warrant"), to purchase at any time prior to conversion into Common Stock of the shares of Preferred Stock, Series A to which such Warrant relates, one share of Common Stock for each five shares of Preferred Stock, Series A, held, at a price ("Exercise Price") of Twenty Dollars ($20.00) per share of Common Stock.

     The Warrants are exercisable at the office of the Corporation, or such other of office or agency as the Corporation may from time to time designate, upon delivery of the Certificate for the holder's Preferred Stock, Series A to be marked by the Corporation indicating exercise of the Warrants and payment of the Exercise Price for the shares of Common Stock to be purchased on such exercise, in United States currency, either in cash, or by certified or official bank check payable to the order of the Corporation.

     A Warrant may be exercised only in full and only upon exercise of all Warrants relating to such holder's shares of Preferred Stock, Series A.

     Shares of Common Stock sufficient to provide for the exercise of the Warrants shall at all times be reserved by the Corporation for issuance upon exercise. All shares of Common Stock issuable upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable."

     4. The foregoing amendment of the Certificate has been duly approved by the Board of Directors.

     5. The foregoing amendment of the Certificate has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Common Stock of the Corporation is 51,798. The total number of outstanding shares of Preferred Stock of the Corporation is 25,500. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the Common Stock and more than fifty percent (50%) of the Preferred Stock.


                                        /s/ JOHN SCHECK
                                        ---------------------------------
                                        John Scheck, President


                                        /s/ STANLEY KELLER
                                        ---------------------------------
                                        Stanley Keller, Secretary

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Pleasant Hill, California on June 7, 1982.


                                        /s/ JOHN SCHECK
                                        ---------------------------------
                                        John Scheck


                                        /s/ STANLEY KELLER
                                        ---------------------------------
                                        Stanley Keller

NAME CHG. TO: GIGA-TRONICS INCORPORATED


                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                              OF GIGATRONICS, INC.
                             OFFICERS' CERTIFICATE


     JOHN W. SCHECK and STANLEY S. KELLER hereby certify:

     1. That they are the President and Secretary, respectively, of GIGATRONICS, INC. (the "Company").

     2. That Article FIRST of the Articles of Incorporation of this corporation is hereby amended to read as follows:

               "FIRST. The name of this corporation is GIGA-TRONICS
          INCORPORATED."

     3. That Article FOURTH of the Articles of Incorporation of this corporation is hereby amended to read as follows:

               "FOURTH. This corporation is authorized to issue two classes of shares, to be designated respectively "Common Stock" and "Preferred Stock." The number of shares of Preferred Stock which this corporation is authorized to issue is 1,000,000 shares. The number of shares of Common Stock which this Corporation is authorized to issue is 40,000,000 shares. Upon the amendment of this Article FOURTH to read as hereinabove set forth, each share of Common Stock outstanding as of the date of filing hereof is split up and converted into forty (40) shares of Common Stock."

               4. That at a special meeting of the Board of Directors of the Company, held on April 25, 1983, the foregoing amendment was duly approved by the Board of Directors.

               5. That said amendment was approved and adopted by the outstanding shares of Series A Preferred Stock and Common Stock of the Company in accordance with Section 903 of the California Corporations Code at the annual meeting of the Company's shareholders on April 25, 1983. The numbers of shares of Series A Preferred Stock and Common Stock eligible to vote on such amendment were 25,500 and 82,398, respectively. As required for approval of such amendment, a majority of the shares of each class were voted in favor of such amendment.



                                       2.

          IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 27th day of April, 1983.


                                   /s/ JOHN W. SCHECK
                                   --------------------------------
                                   John W. Scheck
                                   President


                                   /s/ STANLEY S. KELLER
                                   --------------------------------
                                   Stanley S. Keller
                                   Secretary


          The undersigned, JOHN W. SCHECK and STANLEY S. KELLER, President and Secretary, respectively, of GIGATRONICS, INC. each declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

          Executed in the City and County of San Francisco, in the State of California, this 27th day of April, 1983.


                                   /s/ JOHN W. SCHECK
                                   --------------------------------
                                   John W. Scheck
                                   President


                                   /s/ STANLEY S. KELLER
                                   --------------------------------
                                   Stanley S. Keller
                                   Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                           GIGA-TRONICS INCORPORATED

          The undersigned, John W. Scheck and Stanley S. Keller, hereby certify that:

          1. They are duly elected and acting President and Secretary, respectively, of Giga-tronics Incorporated, a California corporation.

          2. A new Article VI is added to the Articles of Incorporation, reading in full as follows:

                                      "VI.

               Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section
          204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

          3. The foregoing amendment has been duly approved by resolution of the Board of Directors of this corporation.

     4. The foregoing amendment has been approved by the holders of the requisite number of shares of this corporation in accordance with Section 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 3,154,020 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on August 12, 1988.


                                                /s/ John W. Scheck
                                                -----------------------------
                                                John W. Scheck, President


                                                /s/ Stanley S. Keller
                                                -----------------------------
                                                Stanley S. Keller, Secretary


     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Pleasant Hill, California, on August 12, 1988.


                                                /s/ John W. Scheck
                                                -----------------------------
                                                John W. Scheck, President


                                                /s/ Stanley S. Keller
                                                -----------------------------
                                                Stanley S. Keller, Secretary

                          CERTIFICATE OF DETERMINATION
                                       OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                           GIGA-TRONICS INCORPORATED


     We, George H. Bruns, Jr., Chairman of the Board, and Mark H. Cosmez II, Secretary of Giga-tronics Incorporated, a corporation organized and existing under the General Corporation Law of the State of California, in accordance with the provisions of Section 401 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, the said Board of Directors on October 14, 1998 adopted the following resolution creating a series of Two Hundred Fifty Thousand (250,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock, none of which has been issued:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. That pursuant to the authority granted to and vested in the Board by Article Fourth of the Articles of Incorporation of the Corporation, the Board hereby creates a series of Preferred Stock (which term is used throughout this resolution with the meaning given in said Article Fourth) with a par value of $1.00 per share, of the Corporation, hereby designates said Series of Preferred Stock as the "Series A Junior Participating Preferred
Stock" (the "Junior Preferred Stock") and hereby designates the number of shares to constitute such series, fixes the terms, preferences, voting powers, restrictions and qualifications thereof, and authorizes the issue thereof all in accordance with the provisions of Section 2 of this resolution.

     Section 2. That the total number of shares to constitute the Junior Preferred Stock is hereby designated as 250,000 shares, and the terms, preferences, voting powers, restrictions and qualifications of the Junior Preferred Stock are hereby fixed as follows:

     2.1. AUTHORIZED SHARES. The total authorized amount of the Junior Preferred Stock shall be 250,000 shares, with a par value of $1.00 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     2.2. DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock of the Corporation (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 per share or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section 2.2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     2.3. VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to the vote of the stockholders of the Corporation. In the event the Corporation shall at any time after

November 10, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Articles of Incorporation, in any other resolution of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, holders of Junior Preferred Stock shall have no voting rights.

     2.4. CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock except in accordance with a purchase offer made in writing or by publication as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

Corporation could, under paragraph (A) of this Section 2.4 purchase or otherwise acquire such shares at such time and in such manner.

     2.5. REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other resolution of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

     2.6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     2.7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     2.8. REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable.

     2.9. RANK. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

     2.10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative role of the holders of at least two-thirds of the outstanding Junior Preferred Stock, voting together as a single series.

     2.11. FRACTIONAL SHARES. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of the Junior Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 6, 1998

                                 /s/ George H. Bruns, Jr.
                                 -------------------------------------------
                                 George H. Bruns, Jr., Chairman of the Board


                                 /s/ Mark H. Cosmez II
                                 -------------------------------------------
                                 Mark H. Cosmez II, Secretary